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                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                       THE ISLAND GLEN COUNTRY CLUB, L.P.

                               LIMITED PARTNERSHIP

     This Limited Partnership Agreement, made and entered into as of the day of March 14, 1997, by and among the following General Partners:

                     Island Glen Country Club, Inc. (G.P.)

and the following Limited Partners

                United States Golf and Entertainment Inc. (USGO)
              International Business Advisory Group Inc. (IBAG)

     In consideration of the mutual covenants herein, the Parties hereby form a Limited Partnership upon the following conditions:


                                    ARTICLE I

                                 BASIC STRUCTURE

     1.1 Formation. The Parties hereby form a Limited Partnership pursuant to the Limited Partnership ACT of she state of New York

     1.2 Partnership Name. The business of the Partnership shall be conducted under the name of THE ISLAND GLEN COUNTRY CLUB LIMITED PARTNERSHIP.



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     1.3 Business and Purpose. The business and purpose of the Partnership shall be to engage in any lawful act or activity in which a partnership may engage, including, but without limitation, to engage generally in any and all phases of the business of owning, holding, managing, controlling, acquiring, purchasing, disposing of or otherwise dealing in or with any interests or rights in any real or personal property, directly or through one or more other partnerships or other entities or arrangements.

     1.4. Principal Place of Business. The principal place of business of the Partnership shall be at 104 Wetherill Road, Nassau County, State of New York, or at such other place as the General Partners may from time to time designate.

     1.5. Term. The Partnership shall commence on the date first above written and shall continue for 25 years, unless sooner terminated by law or as herein provided.


                                   ARTICLE II

                             FINANCIAL ARRANGEMENTS

     2.1 Initial Capital Contributions.

     The initial capital contributions shall be as follows:

          G.P. shall contribute $10

          USGO shall contribute $25,000 upon signing and $475,000 within 5 days after completion of their public offering but no later than June 1, 1997. (IBAG) shall contribute $100,000 plus the property known as Island Glen Country, Club described in the attached deed which is subject to a first mortgage of $1.0 million (interest only) for a term of 10 years, interest payable monthly at 6% starting January 1, 1999.

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          The percentage share of profit and loss shall be:
               G.P. 31%
               USGO 20%
               IBAG 49%

          The monetary value of each partners capital account shall be:
               G.P. $10
               USGO $500,000
               $BAG $1.00

          USGO is however required to make an additional capital contribution no later than July 1, 1997 of $500,000. Upon receipt of such capital contribution, the percentage share of profit and loss shall be:
               G.P.1%
               USGO 50%
               IBAG 49%

          The monetary value of each partners capital account shall be:
               G.P. $10
               USGO $1,000,000
               BAG $1.00

          If USGO fails to make the entire second $500,000 capital contribution, the G.P. may take any action it deems appropriate at the time with the consent of at least 51% of partnership profit and loss interest to either continue or discontinue the operations including but not limited to borrowing funds or admitting additional partners.

     2.2. Additional Capital Contributions. There shall be no additional capital contributions to the capital of the Partnership unless otherwise specified in
2.1 or agreed to in writing by all of the Partners. A Partner may assign his or her interest to others but only as herein provided.

     2.3. Return of Capital Contribution. Each Partner irrevocably waives any statutory, equitable or other rights he or she may have to withdraw or demand the return of his or her capital contribution except as provided herein.

     2.4. No Interest on Capital Contributions. Capital contributions to the Partnership shall not bear interest.


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     2.5. Nature of Interests. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity. No Partner shall have any direct ownership of any Partnership property.

     2.6. Partners' Share of the Profits and Losses. Each Partner shall share in the profits and losses of the Partnership according to their respective percentage share as specified in 2.1.

     2.7. Limitation on Liability for Limited Partners. No Limited Partner shall personally be liable for any of the debts or losses of the Partnership beyond such Partner's capital interest in the Partnership.

     2.8. Rights of Priority. Except as herein provided, the individual Partners shall have no right to any priority over each other as to the return of capital contributions.

     2.9. Distribution of Profits. Distributions to the Partners of net operating profits of the Partnership shall be made at least annually except that earnings may be retained by the Partnership and transferred to Partnership capital for the reasonable needs of the business as determined in the sole discretion of the General Partners. Distributions as made shall be made to the Partners simultaneously.

     Net operating profit for any accounting period shall mean the gross receipts of the Partnership for such period, less the sum of all cash expenses of operation of the Partnership, and such sums as may be necessary to establish a reserve for operating expenses.

     2.10. Salary to General Partners. Annually, including year of termination, the General Partners shall receive a salary for services rendered to the Partnership equal to 6% of the gross receipts as determined by the partnerships accountants for the year (or part year) ending Dec. 31st which shall be in addition to their respective share of Partnership profits. The compensation for the General Partners shall be reviewed periodically and adjusted appropriately.

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                                   ARTICLE III

                         ACCOUNTING FOR THE PARTNERSHIP

     3.1. Capital Accounts. Separate capital accounts shall be maintained for each Partner. The capital interest of each Partner shall consist of all such Partner's contributions to the capital of the Partnership as specified in 2.1 (for initial capital contribution) plus such Partner's share of Partnership profits transferred to capital, less distributions to such Partner in reduction of such Partner's Partnership capital, and less such Partner's share of Partnership losses if transferred from such Partner's drawing account.

     3.2. Drawing Accounts. An individual drawing account shall be maintained for each Partner. All withdrawals, other than salaries, made by a Partner shall be charged to such Partner's drawing account. Each Partner's share of profits and losses shall be credited or charged to such Partner's drawing account.

     A credit balance of a Partner's drawing account shall constitute a Partnership liability to that Partner, it shall not constitute a part of such Partner's capital account or such Partner's interest in the capital of the Partnership. If, after the net profit or the net loss of the Partnership for the fiscal year has been determined, a Partner's drawing account showing a deficit (a debit balance), whether occasioned by drawings in excess of such Partner's share of Partnership profits or by charging such Partner for such Partner's share of a Partnership loss, the deficit shall constitute an obligation of that Partner to the Partnership to the extent of the Partner's capital account. However, in no event shall any Limited Partner be liable for any amount beyond the balance in such Partner's capital account.

     Payment of any amount owing to the Partnership shall be made in a manner and time

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determined by the General Partners. Such obligations shall not be made payable on demand nor shall interest he charged thereon above the prime interest rate plus 3 percentage points.

     3:3. Accounting Year. The Partnership's fiscal year shall commence on January 1st of each year and shall end on December 31st of each year.

     3.4. Method of Accounting. The Partnership shall maintain its accounting records in accordance with generally accepted accounting principles and shall report for income tax purposes on the cash basis.

     3.5. Books and Records. The General Partners shall maintain the books and records of the Partnership at the principal place of business. Each Partner shall have access to such books and records and shall be entitled to examine them at any time during the Partnership's ordinary business hours, provided Partnership is given 7 days advance notice.

     3.6. Annual Statements. At the end of the year, the general Partners shall cause the Partnership's accountant to prepare a balance sheet setting forth the financial position of the Partnership as of the end of that year and a statement of operations (income and expenses) for that year. A copy of the balance sheet and statement of operations shall be delivered to each Partner as soon as it is available. Copies of all income tax returns filed by the Partnership also shall be furnished to all Partners.

     Each Partner shall he deemed to have waived all objections to any transaction or other facts about the operation of the Partnership disclosed in the balance sheet, statement of operations and income tax returns unless he or she shall have notified the General Partners in writing of his or her objections within thirty (30) days of the date on which each such document is mailed. In the event any limited partnership shall request a certified audit be performed, the limted partnership shall bear the full cost.

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                                   ARTICLE IV

                           ADMINISTRATIVE PROVISIONS

     4.1. Management. The business of the Partnership shall be under the exclusive control of the General Partners who shall act by a majority vote of the general partners(s) in all business affairs. For these purposes each General Partner shall have one vote. The Limited Partners shall not participate in the management of the business of the Partnership.

     4.2. Time Devoted by General Partners. The General Partners are required to devote to the business of the Partnership such time as is reasonable and prudent.

     4.3. Conflicts of Interest. Partners may engage in or possess interests in other business ventures of every kind and description for their own accounts. Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement in such independent business ventures or to the income or profits derived therefrom.

     4.4. Powers of the General Partners. The General Partners shall have the authority to exercise the powers reasonably necessary in order to pursue the Partnership's purposes including, but not limited to, the following:

     a. To obtain, sell, convey, mortgage, encumber, lease, exchange, pledge, partition, plat, subdivide, improve, repair, surrender, abandon or otherwise deal with or dispose of any and all real property of whatsoever character and wheresoever situated at such time or times and in such manner and upon such terms as the General Partners deem expedient and proper. To give options therefore, to execute deeds, transfers, leases, pledges, mortgages, and other instruments of any kind. Any, leases and contracts may

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     extend beyond the term of the Partnership.

          b. To acquire any personal property for the use of the Partnership.

          c. To purchase, invest in, or otherwise acquire, and to retain, any and all stocks, bonds, notes, or other securities, or any variety of real or personal property, including stocks or interests in investment trusts and common trust funds operated and managed by a corporate trustee.

          d. To sell, transfer, assign, convey, lease, exchange, or otherwise dispose of any or all of the assets of the Partnership upon such terms and conditions as the General Partners deem advisable, including a deferred payment sale or an exchange for other assets of any kind.

          e. To place record title to, or the right to use, Partnership assets in the name of a General Partner or the name of a nominee for any purpose convenient or beneficial to the Partnership.

          f. To open and to close checking accounts. savings accounts and safety deposit boxes in banks or similar financial institutions, with or without indication of any fiduciary capacity. To deposit cash in and withdraw cash from such accounts and boxes, with or without any indication of any fiduciary capacity. To hold such accounts and securities in bearer form, or in the name of a General Partner or in the name of a nominee, with or without indication of any fiduciary capacity.

          g. To borrow money upon terms acceptable to the General Partners from any person or entity, to pledge or mortgage any property as security, therefore and to renew any indebtedness incurred by the General Partners.

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          h. To employ brokers, consultants, attorneys, accountants, architects, engineers, property managers, leasing agents and other agents, persons or entities deemed appropriate to the conduct of the Partnership business, including, without limitation, a General Partner, any persons or entities related to a General Partner, or in which a General Partner has an interest.

          i. To adjust, arbitrate, compromise, sue, defend, settle, abandon or otherwise deal with any and all claims in favor of or against the Partnership.

          j. To acquire and enter into any contract of insurance which the General Partners deem necessary and proper for the protection of the Partnership, for the conservation or its assets, or for any purpose convenient or beneficial to the Partnership.

          k. To execute and deliver on behalf of the Partnership such documents or instruments as the General Partners deem appropriate in the conduct of the Partnership business. No person, firm or corporation dealing with the Partnership shall be required to inquire into the authority of the General Partners to take any action or make any decisions.

          1. To make employment contracts, to pay pensions and to establish pension and other incentive plans of any or all of its employees.

          m. To establish, invest and maintain reserves for the benefit of the Partnership in such amounts as the General Partners, in their sole discretion, shall determine, and to expend such reserves in such amounts and for such purposes as the General Partners shall determine.

     4.4A (See attached)

     4.5. Restrictions on Powers. No Partner, without the consent of all the other

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     4.4A USGO and IBAG hereby irrevocably constitutes and appoints G.P. as its true and lawful attorney, in its name, place and stead to make execute, acknowledge and file:

          a). any certificate of limited partnership or other instrument which may be required to be executed or filed by the partnership or which the GP shall deem advisable to execute or file as a consequence of USGO failing to contribute all of the additional $500,000 of capital, and

          b). any and all amendments or modifications to the limited partnership including but not limited to a decrease in USGO's equity or percentage interest in the profits and loss partnersjip which, in the sole opinion of the general partner, is required as a consequence of USGO's failure to make the additional $500,000 capital contribution.



                                       9A

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Partners, shall:

          a. Do any act in contravention of this Agreement.

          b. Do any act which would make it impossible to carry on the ordinary business of the Partnership.

          c. Confess judgment against the Partnership.

          d. Possess Partnership property, or assign his or her interest or rights in specific Partnership property for other than a Partnership purpose.

     4.6. Expulsion of a Limited Partner. The General Partners may terminate the interest of a Limited Partner and expel such Partner for any of the following reasons:

          a. For interfering in the management of the Limited Partnership affairs or by holding themselves out to others as having the power to act for or bind the Partnership.

          b. For engaging in conduct which could result in the Partnership losing its tax status as a partnership.

          c. For engaging in conduct which tends to bring the Partnership into disrepute or such Partners interest becomes subject to attachment, garnishment, or similar legal proceedings.

          d. For failing to meet any commitment to a General Partner in accordance with any written undertaking.

     In each of the foregoing events, the termination shall not result in a forfeiture to the Limited Partner of the value of his or her interest in the Partnership at the time of termination.

     4.7. Removal of a General Partner. A General partner may be removed upon the written consent or affirmative vote of Limited Partners owning 51% of the then outstanding

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Partnership interests. However, if the General Partner that was voted to be removed is the only remaining General Partner, then before such removal is effective and simultaneously with such removal, a successor General Partner must be elected by the Limited Partners owning 89% of the then outstanding Partnership interests.

     4.8. Liability. No Partner shall incur any liability for any mistakes or errors in judgment made in good faith and in the exercise of due care in connection with the Partnership business. No Partner shall be deemed to have violated any of the provisions of this partnership Agreement for any such mistakes or errors in judgment.

     4.9. Indemnification of Partners. The Partnership shall promptly indemnify each Partner for payments reasonably made and personal liabilities reasonably incurred by such Partner in the ordinary conduct of Partnership business or for the preservation of its business or property.

     4.10. Indemnification in General. The Partnership shall indemnify, to the full extent permitted by law, any person who is made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person, or his or her legal or personal representative, is or was a General Partner, employee or agent of the partnership or serves or served any other enterprise at the request of the Partnership.

     4.11. Divorce. The Partnership shall not be terminated by the divorce of a Partner.

     4.12. Lawsuits. The Partnership shall not be terminated by a lawsuit against the Partnership or a Partner.

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                                    ARTICLE V

                              MEETINGS OF PARTNERS

     5. l. Annual Meetings of Partners. Annual meetings of Partners, if actually held, shall be held on such date and at such time as shall be designated from time to time by the General Partners and stated in the written notice of the meeting. At the meeting, the Partners shall transact such other business as may properly be brought before the meeting.

     5.2. Special Meetings of Partners. Special meetings of the Partners, for any purpose or purposes, may be held by waiver of notice and consent and shall be called by the General Partners at the written request of Partners owning not less than ten percent (10%) of the entire capital or profit interest of the Partnership. Such request shall state the purpose or purposes of the proposed meeting.

     Business transacted at a special meeting of the Partners shall be limited to the purposes stated in the written notice unless all of the Partners agree to do otherwise.

     5.3. Voting at Annual and Special Meetings. All Partners shall have the right to vote at the annual meeting and any special meetings concerning business which may properly be brought before the meeting according to their respective percentage share of capital interest. Except as otherwise set forth herein, a majority of profit and loss percentage shall control.

     5.4. No Meeting or Vote Required if Written Consent. Whenever the vote of the Partners at a meeting is required or permitted to be taken, the meeting and vote of the Partners may be dispensed with if the written consent to such action is obtained from Partners having no less than the minimum percentage of the vote required of such action.

     5.5.General Partner Meetings. The General Partners may hold meetings, both

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regular and special, either within or without the state of the Partnership's principal place of business. Regular meetings of the General Partners may be held without notice at such time and at such place as shall from time to time be determined by the General Partners. Special meetings of the General Partner may be called by a General Partner on one (1) day's notice to each General Partner, either personally or by mail or by telegram.

     At all meetings of the General Partners, a majority of the General Partner shall constitute a quorum for the transaction of business and the act of a majority of the General Partners present at any meeting at which there is a quorum, shall be the act of the General Partners. Any action, required or permitted to be taken at any meeting of the General Partners, may be taken without a meeting if the General Partners who have the necessary votes to take such action consent in writing.

     5.6. Telephone Conference. Partners may participate in a meeting by means of telephone conference or similar communications equipment. All persons participating in a meeting pursuant to such equipment shall constitute presence in person at such meeting.

                                   ARTICLE VI

                        TRANSFER OF PARTNERSHIP INTEREST

     6.1. Transfers. The Partners shall not sell, assign, pledge, or otherwise transfer or encumber in any manner or by any means whatever, their share in all or any part of their interests of the partnership now owned or after acquired to a non-partner, without having first obtained the consent of or offered such share to the other Partners and to the Partnership in accordance with the terms and conditions of this Agreement.

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     6.2. Joint Ownership. It is understood and agreed to by the parties hereto that the interest owned by a Partner may be owned jointly by said Partner and his or her spouse. The Partners agree that the spouses of the respective Partners shall in all respects be bound by this Agreement and that in the event that a Partner is required to sell his or her interest pursuant to this Agreement, the respective spouse must comply with this Agreement and shall execute any and all documents required as a result thereof.

     6.3. Transfers to Living Trust. Any Partner may transfer his or her interest to his or her own revocable Living Trust. Upon such transfer, legal title shall rest in such Living Trust, but such interest shall be subject to the same events and circumstances as if the transferring partner continued to own such interest. Further, said transferring Partner shall continue to exercise all rights and be liable for all duties imposed by this Agreement.

     6.4. Sale. A Partner may sell his or her Partnership interest, but only after such Partner has first offered it to the Partnership and the other Partners as follows:

          a. The Partner shall give written notice to the Partnership that such Partner desires to sell his or her interest. The Partner shall attach to that notice the written offer of a prospective purchaser to buy the interest. This offer shall be complete in all details including the purchase price and terms of payment. The Partner shall certify that the offer is genuine and in all respects what it purports to be.

          b. For one hundred twenty (120) days from receipt of the written notice from the Partner, the Partnership shall have the option to retire the interest of the Partner at the price and on the terms contained in the offer submitted by the Partner.

          c. If the Partnership does not retire the interest of the Partner, then the other

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     Partner shall have the option to acquire such Partner's interests at the price and on the terms contained in the offer submitted by the Partner. The Partners who exercise this option may acquire such Partner's interest in proportion to their respective capital interests, unless they otherwise agree to a different percentage, within sixty (60) days after the termination of the Partnership's option to buy.

          d. If neither the Partnership nor any of the Partners exercise the option to acquire such Partner's interest, the Partner shall be free to sell his or her Partnership interest to the said prospective purchaser of the price, and on the terms contained in the certified offer submitted by the Partner.

     6.5. Assignment. Except as herein provided, a Partner shall not assign his or her Partnership interest. However, a Partner may assign his or her Partnership interest to other Partners without the consent of any other Partner.

     6.6. Transfer of General Partner Interest. The transferee of a general partnership interest shall acquire such interest in the capacity of a Limited Partner.

     6.7. Death or Incompetency of a Limited Partner. Upon the death or legal incompetency of an individual Limited Partner, such Partner's authorized representative shall have all of the rights of a Limited Partner for the purpose of settling or managing such Partner's estate. The authorized representative shall have such power as the decedent or incompetent possessed to assign such Limited Partner's interest in the Partnership to an assignee and to join with such assignee in making application to substitute such assignee as a Limited Partner.

     6.8. Cessation of a Legal Entity. Upon the bankruptcy, insolvency, dissolution or other cessation to exist as a legal entity, of a Limited Partner not an individual, the authorized

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representative of such entity shall have all the rights of a Limited Partner for the purpose of effecting the orderly winding up and disposition of the business of such entity. The authorized representative shall have such power as such entity possessed to assign such interest of the entity in the Partnership to an assignee and to join with such assignee in making application to substitute such assignee as a Limited Partner.

     6.9. Restriction on Transfer because of Tax Effect. No Limited Partner or other person who has become the holder of interest in this Partnership shall transfer, assign or encumber all or any portion of such interest in the Partnership during any fiscal year if such transfer, assignment or encumbrance would, in the sole discretion of the General Partners, result in the termination of the Partnership for purposes of the then applicable provisions of the Internal Revenue Code of 1986, as amended.

     6.10. Restriction on Transfer because of Securities Laws. No Limited Partner (or other person) who has become the holder of interest in the Partnership, shall transfer, assign, or encumber all or any portion of such interest in the Partnership unless such Partner has obtained the prior written consent of the Director of the Securities Commission, if required under the Commission's rules, and the written opinion of counsel for the Partnership that the transfer will not violate any federal or state securities laws.

                                   ARTICLE V11

                           SUBSTITUTED LIMITED PARTNER

     7.1. Conditions. No assignee (or transferee) of the whole or any portion of a Limited Partner's interest in the Limited Partnership shall have the right to become a substituted

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Limited Partner in place of such Partner's assignor unless all of the following conditions are satisfied:

          a. The General Partners, in their sole and absolute discretion, have consented in writing to the admission of the assignee as a substituted Limited Partner.

          b. The fully executed and acknowledged written instrument of assignment sets forth the intention of the assignor that the assignee become a substituted Limited Partner and the assignment has been filed with the Limited Partnership.

          c. The Limited Partnership interest being acquired by the assignee consists of all of the assigning Limited Partner's interest.

          d. The assignor and assignee execute and acknowledge such other instruments as the General Partners may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement and such assignee's execution, acknowledgment and delivery to the General Partners of a Power of Attorney, the form and content of which shall be provided by the General Partners.

          e. A reasonable transfer fee, not exceeding fifteen percent (15%) of the present value of the transferred Partnership interest, has been paid by the assignee to the Partnership.

     7.2. Amendment Only Required Quarterly. The General Partners will be required to amend the Agreement of Limited Partnership only quarterly to reflect the substitution of Limited Partners. Until the Agreement of Limited Partnership is so amended, an assignee shall not become a substituted Limited Partner.

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     7.3. Consent Not Required. No consent of any of the Limited Partners is required to effect the substitution of a Limited Partner, except that a Limited Partner who assigns his or her interest must evidence his or her intention that the assignee be admitted as a substituted Limited Partner in such Partner's place and he or she must execute all necessary instruments.

     7.4. Voting Interests. In the event a vote of the Limited Partners shall be taken pursuant to this Agreement for any reason, a Limited Partner shall, solely for the purpose of determining the number of Partnership interests held by such Partner in weighing such Partner's vote, be deemed the holder of any Partnership interests assigned by such Partner in respect of which the assignee has not become a substituted Limited Partner. Provided that under no circumstances shall an assignee have such voting rights.

                                  ARTICLE VIII

                                  DISSOLUTION

     8.1. Dissolution of Limited Partnership. The Limited Partnership shall be dissolved only upon the occurrence of any of the following events:

          a. The expiration of the term of the Partnership.

          b. Voluntary dissolution of the Partnership by agreement of all of the Partners.

          c. The Written consent or affirmative vote to dissolve the Limited Partnership of Limited Partners owning more than 51% of the then outstanding Partnership interests.

          d. The failure to elect a successor General Partner simultaneously with the removal of the only remaining General Partner as required herein.

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          e. The bankruptcy or dissolution of a Corporate General Partner
     (except by way of merger, consolidation or corporate organization or reorganization) or the death, incapacity or bankruptcy of an individual General Partner when no other General Partners remain or succeed. Provided, that the Limited Partners owning more than 51% of the then outstanding Partnership interests may determine to re-form the Partnership and elect a new General Partner and continue the Partnership's business. In such event, the Partnership shall be dissolved and all of its assets and liabilities shall be contributed to a new Limited Partnership which shall be formed and all the remaining parties to this Agreement and such new General Partner shall become parties to such new Limited Partnership.

          For purposes of obtaining the required vote to reform the Partnership, Limited Partners owning 10% or more of the then outstanding partnership interests may cause to be sent to Limited Partners of record a written notice setting forth the date and purpose of the meeting. Expenses incurred in the reformation, or attempted reformation. of the Partnership shall be deemed expenses of the Limited Partnership. For the purposes of this Section, an individual General Partner shall be deemed to be incapacitated if he or she is disabled and unable to take an active part in the management of the partnership business for a continuous period of at least six (6) months.

          f. The entry of a dissolution decree or judicial order by a court of competent jurisdiction or by operation of law.

     8.2. Non-Termination of Partnership. The Limited Partnership shall not be terminated by the death, insanity, bankruptcy, withdrawal or expulsion of any Limited Partner,

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by the assignment of any Limited Partner of such Partner's interest, or by the admission of a new Partner.

     8.3. Liquidation of Assets. In the event of dissolution and final Termination, the General Partners shall wind up the affairs of the Partnership and shall sell all the Partnership assets as promptly as it consistent with obtaining, insofar as possible, the fair value thereof.

     8.4. Winding Up the Partnership. Upon dissolution of the Partnership, the General Partners shall immediately commence to wind up and liquidate the Partnership business. The Partners shall continue to share profits and losses during the period of liquidation in the same proportions as before dissolution. In liquidating the Partnership business, the General Partners may either sell all or part of the Partnership assets and distribute the proceeds or may make distributions completely or partially in kind pro rata or non-pro rata as to specific assets. Such assets or proceeds therefrom, to the extent sufficient, shall be applied and distributed in the following order:

          a. Payment to creditors of the Partnership, other than Partners, in the order of priority provided by law.

          b. Payment to Partners for unpaid salaries and for the credit balances in their drawing accounts.

          c. Payment to the Partners of credit balances in their capital accounts.

     8.5. Gains or Losses in Process of Liquidation. Any gain or loss on disposition of Partnership properties in liquidation shall be credited or charged to the Partners in proportion to their interest in profits or losses of the Partnership. Any property distributed in kind in liquidation shall be valued and treated as though the property were sold and the cash proceeds

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were distributed. The difference between the value of property distributed in kind and its book value shall be treated as a gain or loss on sale of the property and shall be credited or charged to the Partners in proportion to their interests in profits and losses of the Partnership.

     8.6. Right to Demand Property. No Partner shall have the right to demand and receive property in kind of his or her distribution.

                                   ARTICLE IX

                               POWER OF ATTORNEY

     9.1. Documents. Each Partner hereby irrevocably constitutes and appoints each General Partner as his or her true and lawful attorney, in his or her name, place and stead, to make, execute, acknowledge and file:

          a. Any certificate of Limited Partnership or other instrument which may be required to be executed or filed by the Partnership or which the General Partners shall deem advisable to execute or file.

          b. Any and all amendments or modifications to the instruments described herein.

          c. All documents which may be required to effectuate the dissolution and termination of the Partnership.

     9.2. Property and Claims. Each Partner does hereby appoint the first named General Partner as his or her true and lawful attorney, in his or her name, place and stead, to do the following:

          a. To purchase, deal with property and to mange the same including, without

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

     limitation, to sign, deliver or record all deeds, contracts of sale or other instruments conveying title to the property, either in the names of the Partners or in the name of the Partnership.

          b. To establish bank accounts for the Partnership and to deposit and withdraw funds therefrom, solely upon his or her signature.

          c. To demand, sue for, levy or recover all sums of money, debts, rents or other demands or claims of any nature whatsoever which are or shall be due the Partnership in such manner as a General Partner shall determine to be advisable.

     9.3. Powers Coupled with an Interest. Each Partner expressly agrees and intends that the foregoing powers of attorney are coupled with an interest.

     9.4. Assignment. The foregoing powers of attorney shall survive the delivery of an assignment by any of the partners of the whole or any portion of his or her Partnership interests.

     9.5 Notice. From time to time, the General Partners may, at their sole discretion, send notice to the Partners of actions taken. If objection is not received by the General Partners within thirty (30) days of said notice. then said action shall be binding upon all of the partners.

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 Execution in Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all Parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement. Each Party shall become bound by the agreement immediately upon affixing his or her signature hereto.

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

independently of the signature of any other Party.

     10.2 Sole Agreement. This Agreement and the exhibits hereto constitute the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.

     10.3 Choice of Law. This Agreement and all rights and liabilities of the Partners, assignees, substituted limited partners, the Partnership and the assets of the Partnership shall be subject to and governed by the internal laws of the state of New York -- not the laws pertaining to choice or conflict of laws.

     10.4 Severability. If any provision of this Agreement, or the application thereof, shall, of any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby. but rather shall be enforced to the maximum extent permissible under applicable law.

     10.5 Agreement Binding. This agreement shall be binding upon the parties hereto and upon their heirs, executors, administrators, successors or assigns, and the parties hereto agree for themselves and their heirs, executors, administrators, successors and assigns to execute any and all instruments in written, which are or may become necessary or proper to carry out the purpose and intent of this Agreement.

     10.6 Titles and Subtitles. Titles of the articles, paragraphs and subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of the Partnership Agreement.

     10.7 Words and Gender or Number. As used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     10.8 Partner. Unless the context requires otherwise, any reference to a General Partner shall include all General Partners and any reference to the General Partners shall mean any General Partner. Any reference to Partner shall include both General Partners and Limited Partners.

     10.9 Partnership Interest. Unless the content requires otherwise, any reference to an interest in the Partnership shall mean the capital interest in the Partnership.

     10.10 Amendments. Except with respect to vested rights of the Partners, this Partnership Agreement may be amended at any time by an 51% vote as measured by the interest in the sharing of profits and losses. A copy of any amendment shall be promptly mailed or delivered to each Partner at such Partner's last known address.

     10.11 Opinion of Counsel. The doing of any act or the failure to do any act by any Partner (the effect of which may cause or result in loss or damage to the Partnership) if pursuant to opinion of legal counsel employed by the General Partners on behalf of the Partnership, shall not subject such Partner to any liability.

     Further, the General Partners shall not be liable for any error in judgment or any mistake of law or fact or any act done in good faith in the exercise of powers and authority conferred upon them, but shall be liable only for gross negligence or willful default.

     10.12 Notice. Any and all notices provided for herein shall be given in writing by first class mail. The notice shall be addressed to the last address known to the sender or

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

delivered to the recipient in person. Notice of a meeting shall be mailed not less than ten (10) nor more than sixty (60) days before the date of the meeting and shall state the place, date and hour of the meeting and the purpose or purposes of the proposed meeting.

     10.13 Waiver in General. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

     10.14 Waiver of Action for Partition. Each of the Parties hereto irrevocably waives any statutory, equitable or other rights that he or she may have to maintain any action for partition with respect to the Partnership property.

     10.15 Arbitration. Any controversy or claim arising out of or relating to this Agreement shall only be settled by arbitration in accordance with the rules of the American Arbitration Association, by one Arbitrator, and shall be enforceable in any court having competent jurisdiction.

     10.16 Validity. If any portions of this Agreement shall be held invalid or inoperative, then, insofar as it is reasonable and possible,

          (a) the remainder of this Agreement shall be considered valid and operative,

and

          (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

                               GENERAL PARTNERS:

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

     10.17 Benefit. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, their personal representatives, and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                               ISLAND GLEN COUNTRY CLUB, L.P.

                                               GENERAL PARTNER:

                                               CORPORATION

                                                /s/ [illegible]
                                               --------------------------------
                                               ISLAND GLEN COUNTRY CLUB INC.

LIMITED PARTNERS:

     /s/ [illegible]
-------------------------------------------
US GOLD & ENTERTAINMENT INC.

     /s/ [illegible]
-------------------------------------------
INTERNATIONAL BUSINESS ADVISORY GROUP, INC.

                                       26